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TAB Products Co.
(AMX:TBP)

TAB PRODUCTS CO.
CEOcast INTERVIEW

INTERVIEW DATE: 10/16/01

CEO:  This is an interesting time for the Company, as it's perhaps more focused than ever on maximizing shareholder value, having recently announced that it will explore alternatives (for maximizing shareholder value in short-term). Before we get into that opportunity, though, could you begin with an overview of the Company and some of the things that you've done to turn its fortunes around?

TBP:  We really see TAB Products as a comprehensive one-stop shop providing customized equipment, supplies and services that help our customers reduce the cost and risk of managing their active records. We've been in business for over 50 years and, in fact, invented color-coding for filing systems. For much of that time we exclusively manufactured our own products. However, more recently we've had an opportunity to expand our product offerings to include electronic image conversion and professional services, which provide customers with the ability to re-engineer their filing systems and convert them to more efficient and lower risk administrative processes. It's pretty obvious with the events of last September 11, that bring vivid, images of the need for companies to have adequate back up and recovery procedures for their vital records—and TAB is well equipped today to help accomplish that task.

CEO:  How do you help your customers organize, manage and control these critical documents?

TBP:  First, we have the ability, with all of our experience and certified records management consultants, (we are the only company, that I'm aware of, in our industry that has this certification for our consultants) to go in and understand processes that customers have in place today, as well as the ability to streamline their records and provide all of the equipment and the supplies necessary to accomplish that. For example, we have customers in the financial area that will go out and, perhaps, buy a portfolio from another bank. And, as they bring that portfolio in, all of the records of the new portfolio are obviously quite different than the way they manage the records of their existing portfolio. So, they need help in being able to convert the new portfolio into their existing system.

CEO:  The Company has offices that basically cover the entire world, including Canada, Europe, and Australia, in addition to the United States. What are some of the verticals that you're targeting, and why are they good candidates for your services?

TBP:  The primary verticals are the obvious ones where customers need to be in a position where they can easily access their active records. They need to be able to take them out of the records room and, if necessary, add to them, delete information from them, and then put the records back in place. For example, industries like the pharmaceutical industry that really have to track—because of federal regulations and approvals necessary for any drug testing and approvals from the federal government that are necessary for them to get approval—the records that are absolutely critical to their business. Medical centers, doctors, lawyers, dental offices: those sorts of things are critical areas for us. We think, as I indicated earlier, the financial services organization and the healthcare industry have a tremendous need for making sure that they can easily access records that may relate to their existing customer base or existing product development activity that's going on.

CEO:  How are you using your sales force to reach this audience?

TBP:  We really have multiple sales channels and, in fact, that's what we consider to be one of our strategic assets. We have a direct sales force that focuses primarily on large national accounts in major metropolitan areas. We have an independent dealer network and a very strong group of, what we call, channel partners that focus primarily in the secondary and tertiary geographic markets as well as the small to medium size customers in metropolitan areas. We also have a telesales function, whose job is to contact existing customers and help them in their reorder of the supplies process. More recently, we've developed a Web-based customer order entry capability, which we are now in the process of beta testing, where, in fact, our customers themselves will become an additional channel for us. So, we have four channels that we think are absolutely critical to the profitable success of this Company and its growth.

CEO:  As you look at the opportunities now, going forward, the Company has taken significant steps to turn its fortunes around: most recently as evidenced by your solid first quarter results. As you look at some of the steps that you need to continue to take, as a relatively new CEO, what would some of those be?

TBP:  We've really given a lot of thought to this and, of course, have published our turnaround plan and the action plan necessary for the turnaround in our 8-K filing that we filed with the SEC back in June—it basically has five elements to it. The first is to build a strong and experienced management team capable of successfully executing a company turnaround. We think this was completed recently with the addition of a senior manager that we brought on board in the human resources area. We have a number of people that I have brought into the Company, and a number of people that, in fact, were already here. So, we've got a good balance of folks that have experience with this industry, experience with the Company, and people that have come in from the outside—who I think have very strong experience base in turnaround situations. The second area was extremely important for us: to reduce selling general administrative expenses and product costs without jeopardizing TAB's effectiveness in the future. We think we've gone a long way to accomplish this as our breakevens have been reduced by near $2 million a month over the last four months, and our quarterly earnings have indicated a very strong turnaround procedure as well. So, I think there's a lot to be said in that area. When I first joined the Company, we had, unfortunately, very, very high SG&A expense ratios to revenue. And, frankly, with the ratios that high, we couldn't make money. Our gross profit was in pretty good shape, but whatever we made on the manufacturing of the product, we consumed more than we needed to in the area of selling and administrative expenses. The third area was to take necessary actions to increase revenue and build the base for resumption of long-term profit growth. This is a result of the fact that you can't cost cut your way to prosperity. This is a process that we really started last year, and began to see some early results, but growth needs to be the rule—not the exception—in our operating activities. So, I think we're making some progress there. Our second quarter top line performance looks strong. I think we're going to continue, as a result of the top line growth, to generate a meaningful contribution at the bottom line and continue to demonstrate our profit improvement programs. The fourth area was to maintain a strong balance sheet and achieve positive cash flow from our operations. Our cash position at the end of the year was very strong and it improved even more at the end of the first quarter; and, so much so, to the point where our confidence in this business became great enough to initiate a program to buy back up to 10 percent of our stock over the next several months. Of course, the last item was the development of a long-term strategy for the business that better defines the opportunities and direction for TAB in the document management industry.

CEO:  The Company has a strong balance sheet with over $12 million in cash and short-term securities as of August 31. How can you use that to your benefit as you continue to take steps to turn the fortunes around?

TBP:  The first thing is that with the turnaround plan, taking an appropriate amount of time to do it in a healthy fashion, we will have some losses and we will have to fund those losses. I think that cash is extremely important. It is the life blood of the organization and, from our perspective, we have more than enough cash now to get us through the final stages of our profit improvement plan and get us back to the point where we can start to add operating cash flow and continue to increase our tangible net book value. The cash, at this stage, is something that we are very, very careful of utilizing. We think that, perhaps as time goes on, it's going to be important to us to invest in things: whether it's a potential acquisition of technology; or perhaps a potential acquisition of a partner; or, even as we look at recapitalizing the Company—the cash that we have is going to be extremely important to us. So, we're very careful how we spend it and believe that it won't be too many more months before we're going to start growing it.

CEO:  You recently announced that you anticipate exploring alternatives. What are some of the alternatives that you might consider in terms of maximizing shareholder value?

TBP:  Well, there are several. We're working together with the Company's financial advisers—an investment banking group that has had a relationship with the Company for the last several months. I think it's a group that has got a pretty good handle on potential strategic partners and equity partners. Obviously, if you look at this business, from the perspective that we have, we believe ourselves to be a sales and distribution company that has strong manufacturing capabilities. We might very well approach another company—whether it's in this country or another country—that wants to utilize those distribution capabilities for products that they might have, and access to the customer base that we have. So, there's clearly an opportunity on the distribution side. I think there's an opportunity, given the fact that over the last 50 years we've developed some very strong relationships, that there may be high technology-based companies that not only have good technology, but also have a lot of cash, and they would be interested in injecting their products and having a strategic relationship with us to get their products to our customer base. There are also a number of potential equity partners out there that would have an interest in management's ability to continue to develop this business beyond where it is today, and has been in the public sector.

CEO:  What should investors now look for in the coming quarters?

TBP:  Well, as we said in our turnaround plan, our objective this year was to breakeven for the full year. As you probably have already noted, in the first quarter we had a 15-cent loss per share. Our view is better than the projections that we had in our 8-K, which was a 17- to 20-cent loss. It's still, nevertheless, a loss. And, in order for us to breakeven for the year, we're going to have to go out at the end of the year at a profitable level. So, as we transition from a 15-cent loss through breakeven to profitability, I think our shareholders can expect to see that kind of performance.

About TAB:

TAB Products Co. is a leading document management company specializing in the re-engineering of the records management process. The Company provides efficient solutions that enable its customers to better organize, control and find their critical documents. TAB leverages its knowledge of paper-based systems with expertise in emerging digital document management technologies. Currently headquartered in Vernon Hills, Illinois, TAB employs over 800 people with offices in the United States, Canada, Europe and Australia. With over 50 years of experience in document management, TAB serves customers in a variety of industries including Finance, Healthcare, Government and Insurance. Additional information can be found at www.tab.com.

    The information contained in this transcript includes forward-looking statements and financial projections, including statements regarding revenue growth, profitability and strategic relationships, that involve risks and uncertainties. You can identify forward-looking statements by terminology such as "may", "intends", "will", "should", "expects", "plans", "anticipates", "believes", "estimates", "predicts", "forecasts", "projections", "potential", or "continue", or the negative of these terms and other comparable terminology. These statements and financial projections are only predictions. Actual results could differ materially from those anticipated in these forward-looking statements and financial projections as a result of a number of factors, including fluctuations in demand or market acceptance for the Company's products and services, changes in current economic conditions, availability and retention of qualified sales personnel, unanticipated increases in the cost of product components, our ability to use manufacturing assets efficiently, inability to attain forecasted cost reductions, pricing trends, increased competition, product mix, availability of product components, and the risk factors described in TAB's periodic filings with the Securities and Exchange Commission. TAB is under no obligation (and expressly disclaims any such obligation) to update or alter its forward-looking statements or financial projections whether as a result of new information, future events or otherwise. Before making an investment decision concerning TAB securities, you should take into account that the occurrence of the events described in TAB's risk factors, as set forth in TAB's periodic filings with the Securities and Exchange Commission, could harm its business, operating results, and financial condition.

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TAB PRODUCTS CO. CEOcast INTERVIEW